Exhibit 15.1

Letter of Acknowledgment Re: Unaudited Financial Information

The Board of Directors
LSB Industries, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of LSB Industries, Inc. for the registration of an aggregate of 804,000 shares of its common stock under LSB Industries, Inc.'s Non-Qualified Stock Option Agreements - 1999; Non-Qualified Stock Option Agreements - 2001; Non-Qualified Stock Option Agreements - 2002; Non-Qualified Stock Option Agreements - 2002 (Bailey), and Non-Qualified Stock Option Agreements - 2002 (Giovando), of our reports dated May 2, 2003 and August 7, 2003, relating to the unaudited condensed consolidated interim financial statements of LSB Industries, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                                            /s/ Ernst & Young LLP

                                                                            ERNST & YOUNG LLP

Oklahoma City, Oklahoma
November 4, 2003